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                                                                                                 EXHIBIT  19.1
                                        STATEMENT TO CERTIFICATEHOLDERS
                                     NATIONSCREDIT GRANTOR TRUST 1997 - 1

     Pursuant  to  the  Pooling  and  Servicing  Agreement,  dated  as  of  May  22,  1997 among NationsCredit
Securitization  Corporation  (as  "Seller"),  NationsCredit Corporation of America (as "Servicer") and Bankers
Trust  Company  (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect  to  the  applicable  Distribution  Date  is  set  forth  below.



Month                                                                                          Sep-98
Collection Period                                                                                      9/1/98
Determination Date                                                                                   10/13/98
Deposit Date                                                                                         10/14/98
Distribution Date                                                                                    10/15/98

POOL BALANCE
            Pool Balance on the close of the last day of t he Collection Period (Record Date)  123,390,075.50
            Pool Factor                                                                            67.8783758%
            Ending Pool Balance (per $1,000 certificate)                                                  679
            Liquidation Proceeds                                                                      194,853
            Purchase Amounts                                                                                -

AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
            Interest Payments:
            Monthly Interest Payment                                                                    3.915
            Carry-Over Monthly Interest Payment                                                             -
            Total Interest Payment                                                                      3.915

            Principal Payments:
            Monthly Principal Payment                                                                  17.275
            Carry-Over Monthly Principal Payment                                                            -
            Total Principal Payment                                                                    17.275

            Servicing Fee:
            Servicing Fee                                                                               0.435
            Carry-Over Monthly Servicing Fee                                                                -
            Total Servicing Fee                                                                         0.435
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MONTHLY  SERVICERS  CERTIFICATE
NATIONSCREDIT  GRANTOR  TRUST  1997  -  1

     Pursuant  to  the  Pooling  and  Servicing  Agreement,  dated  as  of  May 31, 1997 among NationsCredit Securitization
Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and
"Collateral  Agent"),  the  Servicer  is  required  to  prepare  certain  information  each month regarding distribution to
Certificateholders  and  the  performance of the Trust. The information with respect to the applicable Distribution Date is set  forth  below.


Month                                                                                                       Sep-98
Collection Period                                                                                                 1-Sep-98
Determination Date                                                                                               13-Oct-98
Deposit Date                                                                                                     14-Oct-98
Distribution Date                                                                                                15-Oct-98

POOL BALANCE
          Pool Balance on the close of the last day of the preceding Collection Period                      126,530,329.64
          Principal Collections                                                                               2,707,514.03
          Purchase Amounts Allocable to Principal                                                                        -
          Defaulted Receivables                                                                                 432,740.11
          Pool Balance on the close of the last day of the Collection Period                                123,390,075.50

          Original Pool Balance                                                                             181,781,125.63

          Certificate Factor                                                                                      67.87838%

          Preference Amounts                                                                                             -

          Certificate Pass-Through Rate                                                                               6.75%
          Servicing Fee Rate                                                                                          0.75%

AVAILABLE FUNDS
          Collections allocable to interest                                                                   1,113,888.60
          Purchase Amounts allocable to interest                                                                         -
          Liquidation Proceeds                                                                                  194,852.74
          Collections allocable to principal                                                                  2,707,514.03
          Purchase Amounts allocable to principal                                                                        -
          Other Available Funds - Interest on Collection or Certificate Account                                          -
          Total Available Funds                                                                               4,016,255.37

INTEREST PAYMENT
          Monthly Interest Payment                                                                              711,733.10
          Carry-Over Monthly Interest                                                                                    -
          Total                                                                                                 711,733.10

PRINCIPAL PAYMENT
          Monthly Principal Payment                                                                           3,140,254.14
          Carry-Over Monthly Principal                                                                                   -
          Total                                                                                               3,140,254.14

SERVICING FEE
          Servicing Fee                                                                                          79,081.46
          Carry-Over Servicing Fee                                                                                       -
          Total                                                                                                  79,081.46

DEPOSIT TO THE CERTIFICATE ACCOUNT
          Available Funds                                                                                     4,016,255.37
          Reserve Account Withdrawal Amount                                                                              -
          Surety Drawing Amount                                                                                          -
          Total Deposit to the Certificate Account                                                            4,016,255.37

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
          Monthly Interest Payment and any Carry-Over Monthly Interest                                          711,733.10
          Monthly Principal Payment and any Carry-Over Monthly Principal                                      3,140,254.14
          Servicing Fee and any Carry-Over Servicing Fee                                                         79,081.46
          Distributions to the Surety Bond Provider                                                              12,653.03
          Distributions to the Reserve Account                                                                           -
          Distributions to the Seller                                                                            72,533.64

          Carry-Over Monthly Interest to the next Distribution Date                                                      -
          Carry-Over Monthly Principal to the next Distributions Date                                                    -
          Carry-Over Servicing Fee to the next Distribution Date                                                         -

RESERVE ACCOUNT
          Reserve Account Balance as of the end of the preceding Collection Period                            5,061,213.19
          Earnings from investments on the Reserve Account                                                       22,005.61
          Reserve Account Withdrawal Amount                                                                              -
          Deposits to the Reserve Account                                                                                -
          Reserve Account Balance                                                                             5,083,218.80
          Distributions of any excess amounts on deposit in the Reserve Account                                 147,615.78
          Ending Reserve Account Balance                                                                      4,935,603.02

          Reserve Account Balance as a % of the Pool Balance                                                          4.00%
          Specified Reserve Account Requirement                                                               4,935,603.02
          Amount needed to fully fund Reserve Account                                                                    -

SURETY BOND

          Outstanding Reimbursement Obligations at the end of the preceding Collection Period                            -
          Preference Amounts                                                                                             -
          Surety Drawing Amount                                                                                          -
          Surety Bond Fee                                                                                        12,653.03
          Interest on Outstanding Reimbursement Obligations at the end of the preceding Collection Period                -
          Amounts due to Surety Bond Provider                                                                    12,653.03
          Distributions to the Surety Bond Provider                                                              12,653.03
          Remaining Reimbursement Obligations Owed to the Surety Bond Provider                                           -

NET CREDIT LOSS RATIO
          Net Credit Losses                                                                                     237,887.37
          For the current Collection Period                                                                           2.28%
          For the preceding Collection Period                                                                         1.10%
          For the second preceding Collection Period                                                                  0.65%
          Average Net Credit Loss Ratio                                                                               1.34%

DELINQUENCY ANALYSIS
          Number of Loans
          30 to 59 days past due                                                                                       209
          60 to 89 days past due                                                                                        44
          90 or more days past due                                                                                      55
          Total                                                                                                        308

          Principal Balance
          30 to 59 days past due                                                                              2,270,899.85
          60 to 89 days past due                                                                                442,051.03
          90 or more days past due                                                                              614,791.35
          Total                                                                                               3,327,742.23

          Delinquency Ratio
          For the current Collection Period                                                                           2.70%
          For the preceding Collection Period                                                                         2.75%
          For the second preceding Collection Period                                                                  2.56%
          Average Delinquency Ratio                                                                                   2.67%




REPOSSESSION ANALYSIS
          Current Balance of Contracts where Repossession occurred in the Current Month                         289,446.78
          Number of Contracts where Repossession occurred in the Current Month                                          26


WEIGHTED AVERAGE COMPUTATIONS
          Weighted Average Coupon                                                                                    10.88%
          Weighted Average Original Term (months)                                                                   122.00
          Weighted Average Remaining Term (months)                                                                   98.07
          Number of Outstanding Accounts - End of Period                                                            11,417


CASH SETTLEMENT FOR THE TRUSTEE
          Total Deposit to the Certificate Account                                                            4,016,255.37
          Servicing Fee                                                                                          79,081.46
          Interest allocable to the Seller's Certificate                                                              0.49
          Principal amount allocable to the Seller's Certificate                                                      2.17
          Wire Funds to the Surety Bond Provider                                                                 12,653.03
          Net Deposit to the Certificate Account - Excluding Amounts Due to Seller                            3,924,518.22
          Wire Funds to the Certificateholders - Interest Amounts                                               711,732.61
          Wire Funds to the Certificateholders - Principal Amounts                                            3,140,251.97
          Deposit Funds into the Reserve Account                                                                         -
          Wire Funds to NationsCredit                                                                            72,533.64
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Approved  by:  /s/  SUZANNE  CASTLEBERRY  ------------------------------------  Authorized  Signer

[NATIONSCREDIT  GRANTOR  TRUST  LETTERHEAD]
October  15,  1998
BY  EDGAR
Securities  and  Exchange  Commission  Judiciary  Plaza  450  Fifth  Street,  N.W.  Washington,  D.C.  20549

Re:   NationsCredit  Grantor  Trust  1997  -  1
Ladies  and  Gentlemen:
On  behalf  of NationsCredit Grantor Trust 1997 - 1 (the "Trust") filed herewith via EDGAR is the Trust's Current Report on
Form  8-K.

Should  you  have  any  questions  with  regard  to  the  filing,  please  call  the  undersigned  at  (704)-386-3863.

Very  truly  yours,
/s/  SUZANNE  CASTLEBERRY  -----------------------------  Suzanne  Castleberry  Vice  President

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